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                                                                       Exhibit 5

                     [Letterhead of Hogan & Hartson L.L.P.]



                               October 23, 1997



Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35202


Ladies and Gentlemen:

          We are acting as counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to $297,406,250 in aggregate amount of one or more series of (i) unsecured debt securities (the "Debt Securities"), (ii) preferred shares of beneficial interest (the "Preferred Shares"), (iii) common shares of beneficial interest, $.01 par value (the "Common Shares"), (iv) warrants to purchase Common Shares (the "Common Share Warrants") or (v) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares" and, together with the Debt Securities, Preferred Shares, Common Shares and Common Share Warrants, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.
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Board of Trustees
Colonial Properties Trust
October 23, 1997
Page 2

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Declaration of Trust of the Company (the "Declaration of Trust"), as certified by the Secretary of State of the State of Alabama on October 7, 1997 and as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. The forms of Indenture between the Company and the Bank to be named therein, incorporated by reference as Exhibits 4.4 and 4.5, respectively, to the Registration Statement (the "Indentures").

          5. The form of Deposit Agreement between the Company and the Depositary to be named therein included as Exhibit 4.6 to the Registration Statement (a "Deposit Agreement").

          6. Resolutions of the Board of Trustees of the Company adopted on October 23, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing. In rendering this opinion letter, we are relying, with your approval to the extent that the laws of Alabama are relevant (without any independent verification or investigation), upon an opinion letter of Sirote & Permutt, P.C., special counsel to the Company in the
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Board of Trustees
Colonial Properties Trust
October 23, 1997
Page 3

State of Alabama, addressed to you and of even date herewith, with respect to the matters addressed therein.

          For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Trustees of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Declaration of Trust, as amended (the "Declaration of Trust"), and applicable Alabama law; (ii) any senior Debt Securities will be issued pursuant to a "Senior Indenture" and any subordinated Debt Securities will be issued pursuant to a "Subordinated Indenture," the forms of which are incorporated by reference as Exhibits 4.4 and 4.5, respectively, to the Registration Statement;
(iii) any Common Share Warrants will be issued under one or more common share warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent"); (iv) prior to any issuance of Preferred Shares or Depositary Shares, appropriate articles supplementary shall be filed for recordation with the Office of the Judge of Probate of Jefferson County, Alabama (each "Articles Supplementary"); and (v) any Depositary Shares will be issued by the Depositary (as defined below) under one or more Deposit Agreements, each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary").

          This opinion letter is based as to matters of law solely on applicable provisions of (i) the Alabama Business Corporation Act, (ii) the laws of the State of Alabama relating to the creation and enforceability of contracts (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Alabama), and (iii) the laws of the State of New York relating to the creation and enforceability of contracts (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New
York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations (such as federal or state securities or "blue sky" laws).
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Board of Trustees
Colonial Properties Trust
October 23, 1997
Page 4


          Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

          1. When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), (ii) an applicable Indenture has been duly executed and delivered by the Company and the Trustee named therein, (iii) by applicable Board Action, the issuance of any series of Debt Securities has been duly authorized and the terms thereof have been duly established in accordance with the provisions of the Indenture, and (iv) such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the applicable Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Debt Securities are considered in a proceeding in equity or at law).

          2. When (i) the Registration Statement has become effective under the Act, (ii) a series of the Preferred Shares has been duly authorized and established by applicable Board Action, in accordance with the terms of the Declaration of Trust and applicable law, (iii) appropriate Articles Supplementary have been filed, and (iv) the issuance of such Preferred Shares has been appropriately authorized by applicable Board Action, and, upon issuance and delivery of certificates for such series of Preferred Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Preferred Shares will be validly issued, fully paid and non-assessable.
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Board of Trustees
Colonial Properties Trust
October 23, 1997
Page 5

          3. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates for Common Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement or upon the exercise of any Common Share Warrants in accordance with the terms thereof, or conversion or exchange of Preferred Shares that, by their terms, are convertible into or exchangeable for Common Shares, and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, the Common Shares represented by such certificates will be validly issued, fully paid and non-assessable.

          4. When (i) the Registration Statement has become effective under the Act , (ii) a Warrant Agreement conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement has been duly authorized by applicable Board Action and delivered by the Company and the Warrant Agent named therein, (iii) Common Share Warrants conforming to the requirements of the related Warrant Agreement have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Share Warrants will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Common Share Warrants are considered in a proceeding in equity or at law).

          5. When (i) the Registration Statement has become effective under the Act, (ii) a series of Preferred Shares underlying a series of Depositary Shares has been duly authorized and established by applicable Board Action,
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Board of Trustees
Colonial Properties Trust
October 23, 1997
Page 6

     in accordance with the terms of the Declaration of Trust and applicable law, (iii) appropriate Articles Supplementary have been filed with respect to such Preferred Shares, (iv) an applicable Deposit Agreement relating to the Depositary Shares has been duly executed and delivered by the Company and the Depositary named therein, (v) the terms of the Depositary Shares and their issuance and sale have been duly established by applicable Board Action in conformity with the Deposit Agreement so as not to violate any applicable law or the Declaration of Trust or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the related Preferred Shares which are represented by the Depositary Shares have been duly authorized, validly issued and delivered, if applicable, to the Depositary for deposit in accordance with the laws of all applicable jurisdictions, and (vii) the depositary receipts evidencing the Depositary Shares (the "Depositary Receipts") in the form contemplated and authorized by a Deposit Agreement have been duly issued against deposit of the Preferred Shares in accordance with the terms of the Deposit Agreement and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Receipts, to the extent governed by Alabama and New York law, will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

          To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this
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Board of Trustees
Colonial Properties Trust
October 23, 1997
Page 7

opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

          To the extent that the obligations of the Company and the rights of any holder of Depositary Shares under any Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding obligation of the Depositary enforceable against the Depositary and the Company in accordance with its terms; that the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

          The opinions expressed in Paragraphs (1) and (4) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraphs (1) and (4), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in
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Board of Trustees
Colonial Properties Trust
October 23, 1997
Page 8

part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.